7500 East Columbia Street Evansville, IN 47715 www.shoecarnival.com (812) 867-6471	Contact Cliff Sifford President and Chief Executive Officer or W. Kerry Jackson Senior Executive Vice President, Chief Operating and Financial Officer and Treasurer
FOR IMMEDIATE RELEASE

SHOE CARNIVAL REPORTS FOURTH QUARTER AND FISCAL YEAR 2016 FINANCIAL RESULTS

Evansville, Indiana, March 23, 2017 - Shoe Carnival, Inc. (Nasdaq: SCVL) a leading retailer of moderately priced footwear and accessories, today reported results for the fourth quarter and full fiscal year ended January 28, 2017.

Fourth Quarter Highlights

•	Net sales increased $0.5 million to $234.2 million

•	Comparable store sales decreased 1.2 percent

•	Gross profit margin was 27.5 percent

•	Net loss was $0.9 million, or a loss of $0.05 per diluted share, which includes non-cash impairment charges of $3.6 million, or $0.12 per diluted share, for seven Puerto Rico stores

•	Non-GAAP adjusted net income was $1.3 million, or $0.07 per diluted share, excluding the non-cash impairment charges referenced above

•	Repurchased 285,000 shares of common stock at a total cost of $7.2 million under share repurchase programs

•	Inventory was down $13.2 million, or 6.8 percent on a per-store basis

•	Cash and cash equivalents of $62.9 million and no outstanding bank debt as of January 28, 2017

"Our comparable stores sales performance was in-line with the updated expectations we provided in January and our gross profit margin came in better than we anticipated," said Cliff Sifford, Shoe Carnival's President and CEO. "Our team took decisive actions to promote our seasonal boot footwear to ensure we ended 2016 in a clean inventory position. We believe the strong athletic footwear cycle we experienced during the year will continue into 2017 and we are pleased with the early results from our casual sandal footwear."

Mr. Sifford continued, "Looking ahead, we believe we are well positioned to execute on our strategic initiatives. We have the financial flexibility with the strength of our balance sheet and cash flow to enhance value for shareholders by investing in our business and through our existing dividend and share repurchase programs."

Fourth Quarter Financial Results

The Company reported net sales of $234.2 million for the fourth quarter of fiscal 2016, a 0.2 percent increase, compared to net sales of $233.7 million for the fourth quarter of fiscal 2015.  Comparable store sales decreased 1.2 percent in the fourth quarter of fiscal 2016.

Gross profit margin for the fourth quarter of fiscal 2016 decreased to 27.5 percent compared to 29.2 percent in the fourth quarter of fiscal 2015.  Merchandise margin decreased 1.3 percent and buying, distribution and occupancy expenses increased 0.4 percent as a percentage of net sales compared to the fourth quarter of fiscal 2015.

Selling, general and administrative expenses ("SG&A") for the fourth quarter of fiscal 2016 increased $4.2 million to $65.9 million, or 28.1 percent of net sales.  SG&A in the fourth quarter of fiscal 2016 included non-cash impairment charges of $3.6 million for seven Puerto Rico stores.  Excluding these non-cash impairment charges, adjusted SG&A increased $0.7 million to $62.4 million, or 26.6 percent of net sales in the fourth quarter of fiscal 2016.

Net loss for the fourth quarter of fiscal 2016 was $0.9 million, or a loss of $0.05 per diluted share.  Included in the fourth quarter of 2016 were the previously mentioned non-cash impairment charges of $0.12 per diluted share. Adjusted net income was $1.3 million, or $0.07 per diluted share, in the fourth quarter of fiscal 2016.  For the fourth quarter of fiscal 2015, net earnings were $4.2 million, or $0.21 per diluted share.

A reconciliation of GAAP to non-GAAP financial measures is included in the financial tables of this press release.

Fiscal Year 2016 Financial Results

Net sales during fiscal 2016 increased $17.1 million to $1.001 billion compared to $984.0 million in fiscal 2015.  Comparable store sales for the fifty-two week period ended January 28, 2017 increased 0.5 percent.  Net earnings for fiscal 2016 were $23.5 million, or $1.28 per diluted share, compared to net earnings of $28.8 million, or $1.45 per diluted share, in fiscal 2015.  Adjusted net income was $25.7 million, or $1.40 per diluted share, for fiscal 2016.

The gross profit margin for fiscal 2016 was 28.9 percent compared to 29.5 percent last year.  Merchandise margin decreased 0.6 percent while buying, distribution and occupancy costs, as a percentage of sales, remained flat compared to prior year.  SG&A for fiscal 2016 increased $7.4 million to $251.3 million, or 25.1 percent of net sales.  For fiscal 2016, SG&A included the previously mentioned non-cash impairment charges of $3.6 million.  Excluding these non-cash impairment charges, adjusted SG&A increased $3.9 million to $247.8 million, or 24.8 percent of net sales, in fiscal 2016.

Store Growth

The Company opened 19 stores and closed nine stores during fiscal 2016 compared to opening 20 stores and closing 15 stores during fiscal 2015.

Store openings and closings by quarter for the fiscal year are as follows:

	New Stores	Store Closings
1st quarter 2016	3	4
2nd quarter 2016	9	0
3rd quarter 2016	3	1
4th quarter 2016	4	4
Fiscal year 2016	19	9

The four new stores opened during the fourth quarter include locations in:

City	Market	Total Stores in the Market
Angola, IN	Fort Wayne	3
Chicago, IL	Chicago	23
Galesburg, IL	Davenport	3
Jackson, MI	Lansing	3

Share Repurchase Program

For the fiscal year ended January 28, 2017, the Company repurchased approximately 1.7 million shares of its common stock, at an average price of $25.10 per share, for a total cost of $42.6 million. On December 6, 2016, the Company's Board of Directors authorized a new share repurchase program for up to $50 million of its outstanding common stock, effective January 1, 2017.  The new share repurchase program replaced the existing $50 million share repurchase program which expired in accordance with its terms on December 31, 2016.  As of January 28, 2017, the Company had $42.8 million available for future stock repurchases under the new $50 million stock repurchase program.

Fiscal 2017 Earnings Outlook

The Company expects fiscal 2017 net sales to be in the range of $1.028 billion to $1.040 billion, with comparable store sales flat to up low single digits.  Earnings per diluted share for the fiscal year are expected to be in the range of $1.45 to $1.54. Fiscal 2016 earnings per diluted share were $1.28 and adjusted earnings per diluted share were $1.40.

Conference Call

Today, at 4:30 p.m. Eastern Time, the Company will host a conference call to discuss the fourth quarter and fiscal 2016 results.  Participants can listen to the live webcast of the call by visiting Shoe Carnival's Investors webpage at www.shoecarnival.com.  While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors.  A replay of the webcast will be available on the Company's website beginning approximately two hours after the conclusion of the conference call and will be archived for one year.

First Quarter Fiscal 2017 Cash Dividend

The Company announced today that its Board of Directors has approved the payment of a quarterly cash dividend.  The quarterly cash dividend of $0.07 per share will be paid on April 24, 2017, to shareholders of record as of the close of business on April 10, 2017.

Future declarations of dividends are subject to approval of the Board of Directors and will depend on the Company's results of operations, financial condition, business conditions and other factors deemed relevant by the Board of Directors.

Record Date and Date of Annual Shareholder Meeting

The Company also announced that April 17, 2017, has been set as the shareholder of record date and the Annual Meeting of Shareholders will be held on June 13, 2017.

Non-GAAP Adjusted Results

The non-GAAP adjusted results for the fourth quarter and full year of fiscal 2016 discussed herein exclude the impact of non-cash asset impairment charges related to long-lived assets associated with seven of the Company's Puerto Rico stores, which are recorded in SG&A.  These adjusted results are provided to enhance the user's overall understanding of the Company's historical operations and financial performance.  Specifically, the Company believes the adjusted results provide investors with relevant period-to-period comparisons of the Company's core operations.  The unaudited adjusted results are provided in addition to, and not as alternatives for, the Company's reported results determined in accordance with generally accepted accounting principles.  A complete reconciliation of actual results to the adjusted results appears below in the table entitled "Reconciliation of Non-GAAP Financial Measures to GAAP."

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation's largest family footwear retailers, offering a broad assortment of moderately priced dress, casual and athletic footwear for men, women and children with emphasis on national and regional name brands.  As of March 23, 2017, the Company operates 411 stores in 35 states and Puerto Rico, and offers online shopping at www.shoecarnival.com.  Headquartered in Evansville, IN, Shoe Carnival trades on The NASDAQ Stock Market LLC under the symbol SCVL.  Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to: general economic conditions in the areas of the continental United States in which our stores are located and the impact of the ongoing economic crisis in Puerto Rico on sales at, and cash flows of, our stores located in Puerto Rico; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales at our stores; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; changes in weather patterns, consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the effectiveness of our inventory management; the impact of natural disasters on our stores, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees; our ability to manage our third-party vendor relationships; our ability to successfully execute our growth strategy, including the availability of desirable store locations at acceptable lease terms, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our growth plans; higher than anticipated costs or impairment charges associated with the closing of underperforming stores; our ability to successfully grow our e-commerce sales; the inability of manufacturers to deliver products in a timely manner; changes in the political and economic environments and the continued favorable trade relations in China and the other countries which are the major manufacturers of footwear; the impact of regulatory changes in the United States and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; our ability to meet our labor needs while controlling costs; and future stock repurchases under our stock repurchase program and future dividend payments, and other factors described in the Company's SEC filings, including the Company's latest Annual Report on Form 10-K.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors.  Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.  Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions.  Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

Financial Tables Follow

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)
	Thirteen	Thirteen	Fifty-two	Fifty-two
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016

Net sales	$234,201	$233,666	$1,001,102	$983,968
Cost of sales (including buying,
distribution and occupancy costs)	169,762	165,430	711,867	693,452

Gross profit	64,439	68,236	289,235	290,516
Selling, general and administrative
expenses	65,924	61,683	251,323	243,883

Operating (loss) income	(1,485)	6,553	37,912	46,633
Interest income	0	(3)	(6)	(39)
Interest expense	42	42	169	168

(Loss) income before income taxes	(1,527)	6,514	37,749	46,504
Income tax (benefit) expense	(607)	2,346	14,232	17,737

Net (loss) income	$(920)	$4,168	$23,517	$28,767

Net (loss) income per share:
Basic	$(0.05)	$0.21	$1.28	$1.45
Diluted	$(0.05)	$0.21	$1.28	$1.45

Weighted average shares:
Basic	17,408	19,034	18,017	19,417
Diluted	17,408	19,038	18,022	19,427

Cash dividends declared per share	$0.070	$0.065	$0.275	$0.255

Financial Note:

Per share amounts are computed independently for each quarter of the fiscal year.  The sum of the quarters may not equal the total year due to the impact of changes in weighted shares outstanding and differing applications of earnings under the two-class method.

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 28, 2017	January 30, 2016

ASSETS
Current Assets:
Cash and cash equivalents	$62,944	$68,814
Accounts receivable	4,424	2,131
Merchandise inventories	279,646	292,878
Deferred income taxes	0	1,061
Other	4,737	5,193
Total Current Assets	351,751	370,077
Property and equipment - net	96,216	103,386
Deferred income taxes	9,600	7,158
Other noncurrent assets	911	472
Total Assets	$458,478	$481,093

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$67,808	$72,086
Accrued and other liabilities	18,488	15,848
Total Current Liabilities	86,296	87,934
Deferred lease incentives	30,751	31,971
Accrued rent	11,255	11,224
Deferred compensation	10,465	9,612
Other	829	550
Total Liabilities	139,596	141,291
Total Shareholders' Equity	318,882	339,802
Total Liabilities and Shareholders' Equity	$458,478	$481,093

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fifty-two Weeks Ended January 28, 2017	Fifty-two Weeks Ended January 30, 2016

Cash Flows From Operating Activities
Net income	$23,517	$28,767
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	23,699	23,078
Stock-based compensation	3,822	3,702
Loss on retirement and impairment of assets	4,794	1,770
Deferred income taxes	(1,381)	(3,035)
Lease incentives	3,825	6,604
Other	(4,619)	(5,171)
Changes in operating assets and liabilities:
Accounts receivable	(2,293)	588
Merchandise inventories	13,232	(5,001)
Accounts payable and accrued liabilities	(982)	6,530
Other	175	723
Net cash provided by operating activities	63,789	58,555

Cash Flows From Investing Activities
Purchases of property and equipment	(21,832)	(27,901)
Proceeds from notes receivable	0	250
Net cash used in investing activities	(21,832)	(27,651)

Cash Flows From Financing Activities
Proceeds from issuance of stock	223	391
Dividends paid	(5,028)	(5,037)
Excess tax benefits from stock-based compensation	3	90
Purchase of common stock for treasury	(42,604)	(18,824)
Shares surrendered by employees to pay taxes on restricted stock	(421)	(86)
Net cash used in financing activities	(47,827)	(23,466)
Net (decrease) increase in cash and cash equivalents	(5,870)	7,438
Cash and cash equivalents at beginning of period	68,814	61,376
Cash and Cash Equivalents at End of Period	$62,944	$68,814

SHOE CARNIVAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP
(In thousands, except per share data)
(Unaudited)

The following table provides reconciliations of GAAP to non-GAAP financial measures, in each case to reflect the exclusion of non-cash impairment charges of long-lived assets for seven Puerto Rico stores.  There were no non-cash impairment charges of long-lived assets for our Puerto Rico stores in fiscal 2015.

	Thirteen		Fifty-two
	Weeks Ended January 28, 2017	% of Net Sales	Weeks Ended January 28, 2017	% of Net Sales

Non-cash impairment charges	$3,573	1.5%	$3,573	0.3%
Tax effect	1,346	0.5%	1,346	0.1%
Non-cash impairment charges net of income taxes	$2,227	1.0%	$2,227	0.2%

Reported selling, general and administrative expenses	$65,924	28.1%	$251,323	25.1%
Non-cash impairment charges	3,573	1.5%	3,573	0.3%
Adjusted selling, general and administrative expenses, pre-tax	$62,351	26.6%	$247,750	24.8%

Reported operating (loss) income	$(1,485)	(0.6%)	$37,912	3.8%
Non-cash impairment charges	3,573	1.5%	3,573	0.3%
Adjusted operating income, pre-tax	$2,088	0.9%	$41,485	4.1%

Reported net (loss) income	$(920)	(0.4%)	$23,517	2.4%
Non-cash impairment charges net of income taxes	2,227	1.0%	2,227	0.2%
Adjusted net income	$1,307	0.6%	$25,744	2.6%

Reported net (loss) income per diluted share	$(0.05)		$1.28
Non-cash impairment charges net of income taxes	0.12		0.12
Adjusted diluted earnings per share	$0.07		$1.40